Exhibit 4

                       NOTE AND WARRANT PURCHASE AGREEMENT

      NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") dated as of ______________, by and between BION ENVIRONMENTAL TECHNOLOGIES, INC., a Colorado corporation (the "Company"), D2 CO., LLC, a Delaware limited liability company ("D2") and the other parties executing signature pages hereto (collectively with D2, the "Purchasers").

      WHEREAS, in a series of transactions and upon and subject to the terms and conditions hereinafter set forth, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) a minimum of $1,000,0000 and a maximum of $5,000,000 aggregate face amount of convertible Bridge Notes (the "Bridge Notes") in the form attached hereto as Exhibit A and (ii) a minimum of an aggregate of 300,000 and a maximum of an aggregate of 1,500,000 Bridge Warrants (the "Bridge Warrants") in the form attached as Exhibit B, each of which shall entitle the holder thereof to purchase one share of the Common Stock of the Company.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Purchasers and the Company hereby agree as follows:

            1. Purchase of Company Securities.

            1.1. Purchase and Sale of the Bridge Notes and the Bridge Warrants. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Purchasers, and each Purchaser, hereby agrees to purchase from the Company, such number of Units (as defined below) at the Closing (as such term is defined in Section 2.1 hereof) as is listed on its signature page. Each "Unit" shall consist of $25,000 face amount of Bridge Notes and 7,500 Bridge Warrants. The aggregate purchase price for the Units sold pursuant to this Agreement shall be equal to the sum of $1.00 for each $1.00 principal amount of Bridge Notes and $.05 for each Bridge Warrant.

            2. Closing.

            2.1. Closing. The initial closing and each additional closing of the purchase and sale of the Units will take place at the offices of Bion. Such closings (each, a "Closing" and collectively, the "Closings") will take place at 10:00 A.M., local time, on such dates as may be mutually agreed upon by the Company and the Purchasers. The date of each Closing is referred to herein as a "Closing Date." The date of the first Closing shall hereafter be referred to as the "Initial Closing Date" and the date of the final Closing shall hereafter be referred to as the "Final Closing Date." At each Closing, the Company will deliver to the Purchasers the Bridge Notes and the Bridge Warrants purchased as set forth in Section 1 hereof, against payment of the Purchase Price, by wire transfer payable to the Company. The Bridge Notes and the Bridge Warrants shall be registered in each Purchaser's name or the name of its nominee(s) in such denominations as the Purchaser shall


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request pursuant to instructions delivered to the Company not less than two days prior to such Closing Date.

            3. Conditions to the Obligations of Purchasers at the Closing. The obligation of each Purchaser to purchase and pay for the Units to be purchased by it at a Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, which may only be waived by written consent of
Purchasers:

            3.1. Opinion of Counsel to the Company. Purchaser shall have received from counsel for the Company, its opinion dated the Closing Date in the form of Exhibit A hereto.

            3.2. Representations and Warranties. All of the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of such Closing Date, except for changes caused by the transactions contemplated hereby.

            3.3. Performance of Covenants. All of the covenants and agreements of the Company contained in this Agreement and required to be performed on or prior to the Closing Date shall have been performed in a manner satisfactory in all respects to Purchasers.

            3.4. Legal Action. No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

            3.5. Consents. The Company shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, and registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity (including, without limitation, securityholders and creditors of the Company) required to be obtained or made in order to enable the Company to observe and comply with all its obligations under this Agreement and to consummate the transactions contemplated hereby.

            3.6. Closing Documents. The Company shall have delivered to the Purchasers the following:

            (a) a certificate executed by the President or Chief Executive Officer of the Company, dated the Closing Date, stating that the conditions set forth in Sections 3.2 through 3.5 have been satisfied;

            (b) an incumbency certificate, dated the Closing Date, for the officers of the Company executing this Agreement, the Bridge Notes and the Bridge Warrants and any other documents or instruments delivered in connection with this Agreement at the Closing;


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            (c) a  certificate  of the  Secretary or Assistant  Secretary of the
Company, dated the Closing Date, as to the continued and valid existence of the Company, certifying the attached copy of the By-laws of the Company, the authorization of the execution, delivery and performance of this Agreement, and the resolutions adopted by the Board of Directors of the Company authorizing the actions to be taken by the Company under this Agreement;

            (d) a certificate of the Secretary of State of the State of Colorado, dated a recent date, to the effect that the Company is in good standing in the State of Colorado and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith;

            (e) a certified copy of the Articles of Incorporation of the Company as filed with the Secretary of State of the State of Colorado and any amendments thereto;

            (f) such certificates, other documents and instruments as Purchasers and their counsel may reasonably request in connection with, and to effect, the transactions contemplated by this Agreement.

            4. Conditions to the Obligations of the Company at the Closing. The obligation of the Company to issue and sell the Bridge Notes and the Bridge Warrants to the Purchasers at a Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

            4.1.   Representations  and  Warranties.   The  representations  and
warranties of the Purchasers contained in this Agreement shall be true and correct at and as of the Closing Date.

            4.2. Legal Action. No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

            5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that except as set forth on the schedule (the "Disclosure Schedule") attached hereto:

            5.1.  Organization.  The Company is a  corporation  duly  organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power and authority, and holds all licenses, permits and other required authorizations from governmental authorities, necessary to conduct its business as it is now being conducted or proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease. Except where such failure to qualify could not reasonably be deemed to have a material adverse effect on the Company, the Company is duly qualified or licensed and in good standing as a foreign


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corporation in each jurisdiction  wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary.

            5.2. Capitalization. The Company's authorized capitalization is set forth in the SEC Documents (as defined below). All outstanding securities of the Company are validly issued, fully paid and nonassessable. Except as set forth on the Disclosure Schedule, noshareholder of the Company is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. Except as has been set forth in the Disclosure Schedule, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable for any capital stock of the Company or under which any such option, warrant or convertible security may be issued in the future, and there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party, and to the best knowledge of the Company after due investigation there are no such trusts, agreement, rights, proxies or similar arrangements as to which the Company is not a party. Except as set forth on the Disclosure Schedule and as contemplated herein, none of the shares of capital stock of the Company is reserved for any purpose, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option to repurchase or otherwise acquire or retire any shares of its capital stock. The SEC Documents set forth (i) the number of shares of Common Stock authorized for issuance under the Company's Fiscal Year 1994 Incentive Plan and the Company's 1996 Non-employee Director Stock Plan; (ii) the number of shares of Common Stock as to which options under such plan have been (a) reserved for issuance and (b) exercised; and (iii) the exercise prices for all outstanding options under such plan. Except as set forth on the Disclosure Schedule, no antidilution adjustments with respect to the outstanding securities of the Company will be triggered by the issuance of the securities contemplated hereby.

            5.3. Due Authorization, Valid Issuance, Etc.. The Bridge Notes have been duly authorized and, when issued in accordance with this Agreement upon the Closing Date, will be free and clear of all liens imposed by or through the Company. The Bridge Warrants have been duly authorized and, when issued in accordance with this Agreement upon the Closing Date, will be validly issued and free and clear of all liens imposed by or through the Company. The shares of capital stock, issuable upon conversion of the Bridge Notes, have been duly authorized and shares of Common Stock have been reserved, and upon the conversion of the Bridge Notes will be validly issued, fully paid and nonassessable and will be free and clear of all liens imposed by or through the Company. The shares of Common Stock issuable upon the exercise of the Bridge Warrants have been duly authorized and reserved, and upon the exercise of the Bridge Warrants in accordance with the terms and conditions thereof and this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens imposed by or through the Company. Except as set forth on the Disclosure Schedule, the issuance, sale and clear delivery of the Bridge Notes, the Bridge Warrants and the Common Stock or other capital stock of the Company issuable upon the exercise of the Bridge Warrants and conversion of the Bridge Notes will


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

not be subject to any preemptive right of shareholders of the Company or to any right of first refusal or other right in favor of any person.

            5.4.  Authorization;  No Breach.  The Company has the full corporate power and authority to execute, deliver and enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement, the Bridge Notes, the Bridge Warrants, and any related financing statement and all other transactions contemplated hereby have been duly authorized by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as the enforceability hereof may be limited by (a) bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (b) the availability of remedies under general equitable principles and (c) to the extent the indemnification provisions contained in Section 8.5 hereof may be limited by applicable federal or state securities laws. To the Company's knowledge, the execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Bridge Notes and the Bridge Warrants pursuant to this Agreement, and the performance and fulfillment of the Company of its obligations under this Agreement, the Bridge Notes and the Bridge Warrants, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or event which, with notice or lapse of time or both, would constitute a breach of or default under, (iii) result in the creation of any lien, security interest, adverse claim, charge or encumbrance upon the capital stock or assets of the Company pursuant to, (iv) give any third party the right to accelerate any obligation under or terminate, (v) result in a violation of, (vi) result in the loss of any license, certificate, legal privilege or legal right enjoyed or possessed by the Company under, or (vii) except for filings required to be made with the
Securities and Exchange Commission, require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to or require the consent of any other person under, the Articles of Incorporation or By-Laws of the Company or any law, statute, rule or regulation to which the Company is subject or by which any of its properties are bound, or any agreement, instrument, order, judgment or decree to which the Company is subject or by which its properties are bound.

            5.5. Financial Statements and SEC Documents. (a) Incorporated by reference herein are (i) the audited financial statements of the Company for the fiscal year ended June 30, 1999, including the balance sheet as at the end of such fiscal year and the related statements of operations, shareholders' equity (deficit) and cash flows for such fiscal year, certified by Ehrhardt Keefe Steiner & Hottman PC and (ii) the September 30 Financial Statements (the financial statements referred to in clauses (i) and (ii) are referred to herein collectively as the "Financial Statements"). For purposes of this Agreement, September 30, 1999, shall be hereinafter referred to as the "Balance Sheet Date." The Financial Statements have been prepared in accordance with the books and records of the Company and generally accepted accounting principles, applied consistently with the past practices of the Company (except as otherwise noted in such Financial Statements), reflect all liabilities and obligations of the Company, as of their respective dates, and present fairly the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.


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            (b)  Incorporated  by referenced  herein are each report,  schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission since May 15, 1996 (as such documents have since the time of their filing been amended, the "SEC Documents") which are all the documents (other than preliminary material) that the Company was required to file with the Securities and Exchange Commission since such date. As of their respective dates, the SEC Documents complied in all respects with the requirements of the Securities Act (as defined in Section 9.7) and/or the Securities Exchange Act (as defined in Section 9.8) as the case may be, and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to statement of material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the Securities and Exchange
Commission)  and  fairly  present  (subject,   in  the  case  of  the  unaudited
statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

            5.6. No Material Adverse Changes. Except as set forth on the Disclosure Schedule, since the Balance Sheet Date there has not at any time been
(a) any material adverse change in the financial condition, operating results, business prospects, employee relations or customer relations of the Company, or
(b) other adverse changes, which in the aggregate have been materially adverse to the Company.

            5.7. Litigation. Except as set forth on the Disclosure Schedule, there are no actions, suits, proceedings, orders, claims, or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened against or affecting the Company, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; there are no arbitration proceedings pending under collective bargaining agreements or otherwise; and, to the knowledge of the Company, there is no basis for any of the foregoing.

            5.8. Compliance with Law. To the Company's knowledge, the Company has complied in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of its business and operations, and the failure, if any, by the Company to have fully complied with any such statute or regulation does not and will not materially adversely affect the business or operations of the Company.


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            5.9.  Undisclosed  Liabilities.  To  the  Company's  knowledge,  the
Company has no obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing of this Agreement, or any action or inaction at or prior to the Closing of this Agreement, or any state of facts existing at or prior to the Closing of this Agreement, except (a) liabilities reflected on the Company Balance Sheet; (b) liabilities incurred in the ordinary course of business since the Balance Sheet Date (none of which is a liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits); and (c) liabilities or obligations disclosed in the SEC Documents on the schedules hereto.

            5.10. Disclosure. Neither this Agreement nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made. Except as disclosed in the SEC Documents and except for matters effecting the industry of the Company as a whole, there exists no fact or circumstance which, to the knowledge of the Company upon due inquiry, materially adversely affects, or which could reasonably be anticipated to have a material adverse effect on, the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company. The Purchasers acknowledge that the industry of the Company is subject to extensive regulation by national, state and local authorities and that a change in any such regulations or the institution of any litigation effecting the industry of the Company in general, could have a material adverse effect on the Company.

            5.11. Compliance with the Securities Laws. Neither the Company nor anyone acting on its behalf has directly or indirectly offered the Bridge Notes and the Bridge Warrants or any part thereof or any similar security of the Company (or any other securities convertible or exchangeable for the Bridge Notes and the Bridge Warrants or any similar security), for sale to, or solicited any offer to buy the same from, anyone other than Purchasers. Assuming the accuracy and truth of each of the Purchasers' representations set forth in
Section 6 of this Agreement, all securities of the Company heretofore sold and issued by it were sold and issued, and the Bridge Notes and the Bridge Warrants were offered and will be sold and issued, in compliance with all applicable federal and state securities laws.

            6. Representations and Warranties of Purchasers. Each of the Purchasers hereby severally represents and warrants to the Company as follows:

            6.1. Investment Intent. Each of the Purchasers is an "accredited investor" within the meaning of Regulation D under the Securities Act. Each of the Purchasers has experience in making investments in development stage technology companies and is acquiring the Bridge Notes and the Bridge Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Each of the Purchasers consents to the placing of a legend on the certificates representing the Bridge Notes


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and the Bridge  Warrants to the effect that the shares of Common  Stock or other
Stock issuable upon exercise or conversion, as the case may be, of the Bridge Warrants and the Bridge Notes have not been registered under the Securities Act and may not be transferred except in accordance with applicable securities laws or an exception therefrom.

            6.2. Authorization. Each of the Purchasers has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, having obtained all required consents, if any, and this Agreement, when executed and delivered, will constitute a legal valid and binding obligation of such Purchaser.

            6.3. Suitability. Each Purchaser acknowledges that he is a person who is able to bear the economic risk of this investment and has adequate means of providing for his current needs and possible personal contingencies with no need for liquidity of this investment. In making this statement, consideration has been given as to whether the Purchaser could afford to hold his investment in the Company for an indefinite period of time and, whether, at this time, he could afford a complete loss of his investment, without such loss affecting his ability to maintain his lifestyle.

            6.4. Risks. Each Purchaser acknowledges that this investment is speculative in nature and involves a high degree of risk, that the Purchaser may not be able to liquidate this investment and that transferability is extremely limited.

            6.5. Due Inquiry. Each Purchaser acknowledges receipt of all information regarding the Company which he has requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; and that the Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and an investment therein, and any additional information which he has requested.

            7. Covenants of the Company. Until such time as the Registration Statement (as defined below) is declared effective under the Securities Act, the Company covenants and agrees with Purchasers as follows:

            7.1. Books and Accounts. The Company will make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, including without limitation, dispositions of its assets.

            7.2. Reports. The Company will make such filings as may be required under the Securities Act.

            7.3. Use of Proceeds; Restriction on Payments. The Company shall use the net proceeds from the sale of the Bridge Notes and Bridge Warrants to bridge its working capital needs through such time as it can consummate an offering of its securities. The Company covenants and


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agrees  that it will not  directly  or  indirectly  use any of the  proceeds  to redeem, repurchase or otherwise acquire any equity security of the Company.

            7.4. Corporate Existence, Licenses and Permits; Maintenance of Properties; New Businesses. The Company will at all times conduct its business in the ordinary course and cause to be done all things necessary to maintain, preserve and renew its existence and will preserve and keep in force and effect, all licenses, permits and authorizations necessary to the conduct of its business. The Company will also maintain and keep its properties in good repair, working order and condition, and from time to time, to make all needful and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly conducted at all times.

            7.5. Other Material Obligations. The Company will comply with (a) all material obligations which it is subject to, or becomes subject to, pursuant to any contract or agreement, whether oral or written, as such obligations are required to be observed or performed, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company has set aside on its books adequate reserves with respect thereto, and (b) all applicable laws, rules, and regulations of all governmental authorities, the violation of which could have a material adverse effect upon the business of the Company.

            7.6. Amendment to the Articles of Incorporation and the By-Laws. The Company will perform and be in compliance with and observe all of the provisions set forth in its Articles of Incorporation and By-Laws to the extent that the performance of such obligations is legally permissible; provided that the fact that performance is not legally permissible will not prevent such nonperformance from constituting an event of default under this Agreement. The Company will not amend its Articles of Incorporation or By-Laws so as to adversely affect the rights of the Purchasers under this Agreement, the Articles of Incorporation, the By-Laws, the Bridge Warrants or the Bridge Notes.

            7.7. Dividends; Distributions; Repurchases of Common Stock; Treasury Stock. The Company shall not declare or pay any dividends on, or make any other distribution with respect to, its capital stock, whether now or hereafter outstanding, or purchase, acquire, redeem or retire any shares of its capital stock, without the prior written consent of the Purchasers, provided, however, the foregoing shall not prohibit the Company issuing shares of its capital stock in exchange for extinguishing debt owed to any person, or from repurchasing any shares of its Common Stock from any present or former officer, Director or employee of the Company, or from repurchasing any outstanding warrants.

            7.8. Taxes and Liens. The Company will duly pay and discharge when payable, all taxes, assessments and governmental charges imposed upon or against the Company or its properties, or any part thereof or upon the income or profits therefrom, in each case before the same become delinquent and before penalties accrue thereon, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company has set aside on its books adequate reserves with respect thereto.

            7.9. Restrictive Agreement. The Company covenants and agrees that subsequent to the Closing, it will not be a party to any agreement or instrument which by its terms would restrict the Company's performance of its obligations pursuant to this Agreement, the Articles of Incorporation, By-laws, the Bridge Warrants or the Bridge Notes.

            8. Registration of Common Stock.

            8.1. Registration. Not later than nine months following the Final Closing Date, the Company will file a registration statement (the "Registration Statement") with respect to the resale of the Registrable Securities with the Securities and Exchange Commission. The Company will use commercially reasonable efforts to effect, no later than 12 months following the Final Closing Date, the registrations, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete. In the event the Registration Statement has not been declared effective under the Securities Act within 12 months of the Final Closing Date, then, for each 90 days thereafter that the Registration Statement has not been declared effective, the Company shall pay a penalty to each of the Purchasers equal to 5% of the principal amount of the Bridge Notes held by it. This penalty, which shall be payable at the Company's option in either cash or shares of registered Common Stock, shall be paid by the Company to the Purchasers within 10 days following the effective date of the Registration Statement, or, in the event the Registration Statement has still not been declared effective or has been withdrawn by the Company, no later than the second anniversary of the Final Closing Date.

            8.2. Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 8, the Company will use its best efforts, as expeditiously as possible to:

            (a) Prepare and file with the Securities and Exchange Commission the Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

            (b) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earlier to occur of December 31, 2004 or such time as the Bridge Warrants have been redeemed pursuant to the terms therein, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect thereto;

            (c) Furnish to each seller of such Registrable Securities such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) Use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 8.2(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) Provide a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

            (f) Notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (g) Cause all such Registrable Securities to be listed on each securities exchange or automated over-the-counter trading system on which similar securities issued by the Company are then listed;

            (h) Enter  into such  customary  agreements  and take all such other
actions  as  reasonably   required  in  order  to  expedite  or  facilitate  the
disposition of such Registrable Securities; and

            (i) Make available for inspection by any seller of Registrable Securities, all financial and other records, pertinent corporation documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller in connection with the Registration Statement pursuant to Section 8.1.

            8.3. Registration and Selling Expenses. (a) All expenses incurred by the Company in connection with the Company's performance of or compliance with this Section 8, including, without limitation (i) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants for the Company (including the expenses of any audit of financial statements), retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company except as otherwise expressly provided in this Section 8.3. The term "Registration Expenses" shall not include any underwriting discounts or commissions incurred by a Purchaser, which shall be the responsibility of such Purchaser.

            (b)  The  Company  will,  in  any  event,  in  connection  with  any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), the expense of liability insurance and the expenses and fees for listing the securities to be registered on one or more securities exchanges or automated over-the-counter trading systems on which similar securities issued by the Company are then listed.

            8.4. NASD. In the event any Purchaser is deemed to be a member or an affiliate of a member of the National Association of Securities Dealers, Inc. ("NASD") and as a result the Registrable Securities held by such Purchaser cannot be included in the Registration Statement, then such Purchaser shall no longer be entitled to the registration rights granted under this Section 8. The Company may, however, in its sole discretion, include the Purchaser's Registrable Securities in a future registration statement, to the extent permitted by the NASD or the Securities and Exchange Commission.

            8.5. Indemnification. (a) The Company hereby agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors, if any, and each person, if any, who controls such holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with the registration contemplated by this Section 8, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing by such holder to the Company in connection with the registration contemplated by this Section 8, provided the Company will not be liable pursuant to this Section 8.5 if such losses, claims, damages, liabilities or expenses have been caused by any selling security holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished such holder with the number of copies required by Section 8.2(c).

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by such holder in connection with the registration contemplated by this Section 8. If the offering pursuant to any such registration is made through underwriters, each such holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such holder of the Company. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall a holder of Registrable Securities be liable for any such losses, claims, damages, liabilities or expenses in excess of the net proceeds received by such holder in the offering.

            (c) Promptly after receipt by an indemnified party under Section 8.5
(a) or (b) of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party.

            (d) If the indemnification provided for in Section 8.5(a) or (b) is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holders of Registrable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holders of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the holders of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8.5(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            (e) Promptly after receipt by the Company or any holder of Securities of notice of the commencement of any action or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

            9. Certain Definitions. For the purposes of this Agreement the following terms have the respective meanings set forth below:

            9.1. "Affiliate" means any person, corporation, firm or entity which directly or indirectly controls, is controlled by, or is under common control with the indicated person, corporation, firm or entity.

            9.2. "Common Stock" means the Company's no par value Common Stock.

            9.3. "Generally Accepted Accounting Principles" means generally accepted accounting principles consistently applied.

            9.4. "Officers' Certificate" means a certificate executed on behalf of the Company by its President, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary and/or one of its other Vice-Presidents.

            9.5. "Registrable Securities" means (i) the Common Stock or other Stock issuable upon conversion of the Bridge Notes and exercise of the Bridge Warrants purchased pursuant to Section 1.1 or (ii) any other shares of Common Stock now owned or hereafter acquired by Purchasers (whether Common Stock owned directly or underlying convertible securities of the Company).

            9.6. "Securities" means the Bridge Notes, the Bridge Warrants and any other capital stock or Common Stock underlying the foregoing whether issued at the Closing or thereafter.

            9.7 "Securities Act" means, as of any given time, the Securities Act of 1933, as amended, or any similar federal law then in force.

            9.8. "Securities Exchange Act" means, as of any given time, the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

            9.9. "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

            9.10. "Stock" means any series of stock other than Common Stock issued upon conversion of the Bridge Notes.

            9.11. "Subsidiary" means any person, corporation, firm or entity at least the majority of the equity securities (or equivalent interest) of which are, at the time as of which any determination is being made, owned of record or beneficially by the Company, directly or indirectly, through any Subsidiary or otherwise.

            10. Company Indemnities. The Company agrees to indemnify, defend and hold the Purchasers and their officers, directors, partners, employees, consultants and agents (the "Purchasers' Indemnitees") harmless from and against any liability, obligation, claim, cost, loss, judgment, damage or expense (including reasonable legal fees and expenses) (collectively, "Liabilities") incurred or suffered by any of the Purchasers' Indemnitees as a result of or arising out of or in connection with the Company's breach of any representation, warranty, covenant or agreement of the Company contained herein.

            11. Miscellaneous.

            11.1.  Termination;  Survival  of  Representations,  Warranties  and
Covenants. Except as otherwise provided for in this Agreement all representations, warranties, covenants and agreements contained in this Agreement, or in any document, exhibit, schedule or certificate by any party delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf.

            11.2. Expenses. The Company shall pay all its own expenses in connection with this Agreement and the transactions contemplated herein. The Company agrees to pay promptly and save the Purchasers harmless against liability for the payment all expenses incurred by the Company and the Purchasers in connection with the preparation and consummation of the Agreement and the transactions contemplated herein, including but not limited to: all costs and expenses under Section 8, including without limitation, the costs of preparing, printing and filing with the Securities and Exchange Commission the Registration Statement and amendments, post-effective amendments, and supplements thereto; preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectuses; preparing, printing and delivering all selling documents, including but not limited to the stock and warrant certificates; legal fees and disbursements of RubinBaum, LLP, D2's counsel (which amount shall not exceed $13,000 and which shall be paid on the Initial Closing Date) in connection with the preparation and consummation of this Agreement and the transactions contemplated herein, including the legal fees and costs of negotiating and drafting any transaction documents, due diligence and any necessary regulatory filings (including, without limitation, the Registration Statement, Forms 3, 4 and 5 and Schedule 13-D filings) (the "Bridge Loan Costs"). The "Bridge Loan Costs" shall not include any underwriting discounts or commissions incurred by a Purchaser or costs and expenses under
Section 8, including, without limitation, the Registration Costs Exchange Commission the Registration Statement and amendments, post-effective amendments, and supplements thereto and preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectuses which such costs shall in all cases be paid by the Company. The provisions of this Section shall survive any termination of this Agreement in all instances, including without limitation, (i) if the transactions contemplated by this Agreement have not been consummated or (ii) if the transactions have been terminated by the Purchasers for any reason.

            11.3. Amendments and Waivers. This Agreement and all exhibits and schedules hereto set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the holders of a majority of principal amount of the Bridge Notes, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of a majority of principal value of the Bridge Notes. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

            11.4. Successors and Assigns. This Agreement may not be assigned by the Company except with the prior written consent of the holders of a majority of principal value of the Bridge Notes. This Agreement shall be binding upon and inure to the benefit of the Company and its permitted successors and assigns and Purchasers and their successors and assigns. The provisions hereof which are for Purchasers' benefit as purchasers or holders of the Bridge Notes and the Bridge Warrants are also for the benefit of, and enforceable by, any subsequent holder of such Bridge Notes and Bridge Warrants.

            11.5. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

                  If to the Company:

                  Bion Environmental Technologies, Inc.
                  555 17th Street, Suite 3310
                  Denver, CO  80202
                  Attn: Jon Northrop

                  With a Copy to:

                  Krys Boyle Freedman & Sawyer, P.C.
                  600 17th Street
                  Suite 2700 South Tower
                  Denver, CO 80202
                  Attn: Stanley F. ("Ted") Freedman, Esq.

                  If to the Purchasers:

                  At the  address  specified  on their  signature  page hereto.

                  If to D2:

                  D2 Co., LLC
                  5 East 59th Street, 3rd Floor
                  New York, NY  10022
                  Attn:  David Mitchell

                  With a Copies to:

                  Summerwind Restructuring, Inc.
                  64 Village Hill Drive
                  Dix Hills, New York  11746

                  and to

                  RubinBaum, LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Attn:  Michael J. Emont, Esq.

            11.6. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the internal laws of the State of New York without giving effect to such State's principles of conflict of laws.

            11.7. Counterparts. This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties thereto. Any signature received by facsimile transmission shall, for all purposes, be deemed an original signature.

            11.8. Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

            11.9. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

            11.10. Rights of Holders Inter Se. Each Holder of securities shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any security including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting such modification, and such Holder shall not incur any liability to any other Holder or Holders of securities with respect to exercising or refraining from exercising any such right or rights.

            11.11. Exculpation Among Purchasers and Holders. Each Purchaser acknowledges and agrees that it is not relying upon any other Purchaser, or any officer, director, employee partner or affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, shareholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the securities, or both.

            11.12. Actions by Purchasers. Any actions permitted to be taken by holders or Purchasers of Bridge Notes and/or Bridge Warrants and any consents required to be obtained from the same under this Agreement, may be taken or given only by, in the case of consents or actions requiring approval of the Purchasers, by the Purchasers, and in all other cases, only by holders of a majority of (i) in the case of the Bridge Notes, the face amount of the principal and (ii) in the case of the Bridge Warrants, the number of underlying shares of Common Stock, and if such holders constituting a majority the ("Majority Holders") as set forth in (i) or (ii) above or the Purchasers take any action or grant any consent, such action or consent shall be deemed given or taken by all holders or Purchasers' who shall be bound by the decision or action taken by the Majority Holders or the Purchasers without any liability on the part of the Majority Holders or the Purchasers to any other holder of securities hereto.

            11.13. Consent to Jurisdiction. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 11.5. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          BION ENVIRONMENTAL TECHNOLOGIES,
                                          INC.

                                          By:
                                             -----------------------------------
                                                  Name:
                                                  Title:

                            PURCHASER SIGNATURE PAGE

Units Subscribed For:                        -----------------------------------
                                             PURCHASER NAME
------------------------------
                                             Address:

                                             -----------------------------------

                                             -----------------------------------

Aggregate Purchase Price:                    -----------------------------------

                                             By:
                                                --------------------------------
                                                   Name:
------------------------------                     Title: